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                                                                     EXHIBIT 4.5


                              CERTIFICATE OF TRUST
                                       OF
                               EBI CAPITAL TRUST I

         THIS CERTIFICATE OF TRUST OF EBI CAPITAL TRUST I (the "Trust") is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, and C. JERE SECHLER, JR. and RICHARD B. INMAN, JR., each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

         1. Name. The name of the business trust formed hereby is EBI CAPITAL TRUST I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is:

                            Wilmington Trust Company
                            Rodney Square North
                            1100 North Market Street
                            Wilmington, Delaware 19890-0001
                            Attn: Corporate Trust Administration

         3. Effective Date. This Certificate of Trust shall be effective on July 2, 1998.

         IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the effective date above written.

                                    WILMINGTON TRUST COMPANY, as Trustee

                                    By:  /s/ Donald G. Mackelcan
                                       ----------------------------------------
                                       Name:   DONALD G. MACKELCAN
                                       Title:  ASSISTANT VICE PRESIDENT

                                         /s/ C. Jere Sechler, Jr.
                                       ----------------------------------------
                                           C. JERE SECHLER, JR., as Trustee


                                         /s/ Richard B. Inman, Jr.
                                       ----------------------------------------
                                          RICHARD B. INMAN, JR., as Trustee